Exhibit 24.1
POWER OF ATTORNEY


	POWER OF ATTORNEY


	The undersigned constitutes and appoints LAURA J. SCHUMACHER, JOHN A. BERRY, RICHARD E. GREEN, and STEVEN L. SCROGHAM, and each of them individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to prepare and sign any and all Securities and Exchange Commission ("SEC") Notices of Proposed Sales of
Securities pursuant to Rule 144 under the Securities Act of 1933 on Form 144, all SEC statements on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, and any amendments to such forms, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Rule 144 and Section 16(a), as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

	A copy of this power of attorney shall be filed with the SEC. The authorization set forth above shall continue in full force and effect until the undersigned is no longer required to file Forms
144, 3, 4, or 5 or if earlier, until the undersigned revokes such authorization by written instructions to the attorney-in-fact.



Date:  June 14, 2010
  /s/ Phebe N. Novakovic
  Signature of Reporting Person

  Phebe N. Novakovic, Director
  Name

  Abbott Laboratories
  100 Abbott Park Road
  Abbott Park, IL 60064-6400